UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement

                                  ICEWEB, INC.
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)

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[X]      No Fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                  ICEWEB, INC.
                              205 Van Buren Street
                                    Suite 420
                             Herndon, Virginia 20170
                             Telephone 703-964-8000

Dear Stockholders:

         We are writing to advise you that IceWEB, Inc. intends to amend its Certificate of Incorporation (the "Amendment") increasing the number of authorized shares of common stock from 100,000,000 shares to 1,000,000,000 shares and effect a forward stock split of all of the outstanding shares of our common stock at a ratio of 10-for-one. The record date of our stockholders entitled to participate in the forward stock split is September 30, 2004. This action was approved on August 11, 2004 by our Board of Directors. In addition, eight individuals who hold a majority of our issued and outstanding voting securities have approved this action, with an effective date of October 12, 2004, by written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law. We will file the Amendment with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit A, which will specify an effective date of October 12, 2004.

         The forward stock split and increase in the authorized common stock of IceWEB is not intended to change the proportionate equity interest of our stockholders in relation to the authorized common stock of IceWEB. As described hereafter, it is hoped that these actions will result in a broader based market and promote greater liquidity for IceWEB's stockholders. Since there is no proportionate increase between the outstanding and authorized shares of common stock as a result of this Amendment, this action is not designed to permit or facilitate any transaction involving the common stock of IceWEB.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about August 20, 2004.

         Please feel free to call us at 703-964-8000 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in IceWEB.

                                       For the Board of Directors of
                                       ICEWEB, INC.

                                       By: /s/ John R. Signorello
                                           ----------------------
                                           John R. Signorello, Chairman and CEO

                                  ICEWEB, INC.
                              205 VAN BUREN STREET
                                    SUITE 420
                                HERNDON, VA 20170

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This Information Statement is being furnished to the stockholders of IceWEB, Inc. in connection with the adoption of a Certificate of Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On August 11, 2004 our Board of Directors approved an amendment to our Certificate of Incorporation increasing the number of our authorized shares of common stock from 100,000,000 shares to 1,000,000,000 shares and effecting a forward stock split of all of the outstanding shares of our common stock at a ratio of 10 for one (the "Amendment"). The record date for stockholders entitled to participate in the forward stock split is September 30, 2004. These actions will become effective on October 12, 2004 (the "Effective Date of the Amendment") in accordance with the written consent of the holders of a majority of our issued and outstanding common stock and the filing of the Amendment with the Secretary of State of Delaware in accordance with the relevant sections of the Delaware General Corporation Law. The following individuals, collectively own approximately 56.6% of our outstanding voting stock which is in excess of the required majority of our outstanding voting securities necessary for the adoption of this action, have executed a written consent approving the Amendment with the actions to be effective on the Effective Date of the Amendment:

         Shareholder                    No. of Shares Owned
         -----------                    -------------------

         John R. Signorello                 17,824,300
         John Younts                         1,155,000
         Tom Cerami                          1,000,000
         James Bond                            300,000
         Mari-Beth Kinney                      668,750
         Michael Cachine                       127,442
         Robert Druzak                       1,100,000
         Andrew Hill                           806,000
                                            ----------
                                            22,854,050
                                            ==========

         For the purposes of determining the applicable percentage of votes for approval of the Amendment, we have not included 5,600,000 shares of common stock currently listed as outstanding. These shares were contributed to our capital by agreement at the time of our reverse merger in March 2002 and may not be voted. Messrs. Signorello and Cachine are executive officers of our company, Mr. Signorello is a member of our Board of Directors and Ms. Kinney and Messrs. Younts, Cerami, Bond, and Hill are employees of our company. Mr. Druzak is an advisor. The full text of the Amendment is attached to this information statement as Exhibit A.

         The forward stock split and increase in the authorized common stock of IceWEB is not intended to change the proportionate equity interest of our stockholders in relation to the authorized common stock of our company. As described hereafter, it is hoped that these actions will result in a broader based market and promote greater liquidity for IceWEB's stockholders. Since there is no proportionate increase between the outstanding and authorized shares of common stock as a result of this Amendment, this action is not designed to permit or facilitate any transaction involving the common stock of IceWEB.

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

         Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about August 20, 2004 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter's rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

         The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           OUR PRINCIPAL STOCKHOLDERS

         Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of August 10, 2004 held by:

         * persons who own beneficially more than 5% of our outstanding voting securities,

         *        our directors,

         *        named executive officers, and

         *        all of our directors and officers as a group.

         A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from August 10, 2004, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 205 Van Buren Street, Suite 420, Herndon, Virginia 20170.

         Name of                      Amount and Nature of       Percentage
         Beneficial Owner             Beneficial Ownership        of Class
         ----------------             --------------------       ----------

         John R. Signorello             17,824,300 shares           38.8%
         Mike Cachine      (1)             261,866 shares             *
         All officers and directors
         as a group (two persons)(1)    18,086,166 shares           39.2%
         ---------
         * represents less than 1%

         (1) Shares beneficially owned by Mr. Cachine include options to purchase 134,424 shares of our common stock at an exercise price of $0.37 per share.

                                   PROPOSAL 1
                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO INCREASE THE NUMBER OF OUR AUTHORIZED
                           SHARES OF COMMON STOCK AND
                     TO EFFECT A FORWARD STOCK SPLIT OF OUR
                            OUTSTANDING COMMON STOCK

         We currently have authorized 100,000,000 shares of common stock and at August 10, 2004 we had 45,974,129 shares issued and outstanding; however, as set forth above for the purposes of determining the applicable percentage of votes for approval of the Amendment, we have not included 5,600,000 shares of common stock currently listed as outstanding. These shares were contributed to our capital by agreement at the time of our reverse merger in March 2002 and may not be voted. Pursuant to the Amendment,

         * we will increase the number of authorized shares to 1,000,000,000 shares, and

         * the number of outstanding shares of our common stock on the Effective Date of the Amendment (the "Old Shares") will be automatically increased on the ratio of 10 for one (the "New Shares").

         This means that all stockholders of record on the record date of September 30, 2004 of the forward split will receive and own 10 New Shares for every one Old Share owned, with all fractional shares rounded up to the nearest whole. As a result, following the forward stock split, the stockholders as of the record date will own a total of approximately 403,741,290 shares of stock, an increase of approximately 363,367,161 shares, subject to rounding and the issuance by us of any additional shares of common stock prior to the record date. We have no present intention, however, to issue any additional shares of our common stock before the record date.

Purpose and Effect of Amendment.

         Our common stock is currently quoted on the OTC Bulletin Board. At the present time, there are approximately 9,058,458 shares our common stock that are freely tradable. We believe that the absence of a substantial market for our shares is a disincentive for investors to acquire our common shares. We believe that the 10-for-one (10:1) forward stock split will substantially increase the number of our common shares that trade in the over-the-counter market and will provide substantially greater liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our common shares.

         As a result of the increase in the number of authorized shares of our common stock, we will have additional shares of unissued common stock available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends, including the forward split which will occur contemporaneously as herein described, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners and to provide equity incentives to employees and officers or for other valid corporate purposes. Our Board of Directors believe that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock without the expense and delay of a special stockholders' meeting. Our business model provides that in the future we may issue shares of our common stock in acquisitions, for capital raising purposes, in connection with equity compensation plans or for other valid corporate purposes. However, we currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common stock, including as part of a capital raising transaction or otherwise.

         The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock and any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

         While the Amendment may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, it may encourage persons seeking to acquire IceWEB to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interest. The Board of Directors is not currently aware of any attempt to take over or acquire IceWEB. While it may be deemed to have potential anti-takeover effects, the increase in the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

         The forward stock split will have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

         * The number of shares owned by each holder of common stock will be increased tenfold;

         * The number of shares of our common stock which will be issued and outstanding after the forward stock split will be approximately 403,741,290;

         * The per share loss and net book value of our common stock will be decreased because there will be a greater number of shares of our common stock outstanding;

         *       The par value of the common stock will remain $0.001 per share;

         * The stated capital on our balance sheet attributable to the common stock will be increased 10 times its present amount and the additional paid-in capital account will be debited with the amount by which the stated capital is increased; and

         * All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 10 times of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the forward stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the forward stock split.

Manner of Effecting the Amendment.

         The increase in the number of authorized shares of our common stock and the forward stock split will be effected by the filing of the Amendment with the Secretary of State of the State of Delaware. The Amendment will specify the effective date of the Amendment will be October 12, 2004 which is 60 days after this Information Statement was first mailed to our stockholders. The record date for the forward split is September 30, 2004 and the effective date of the forward stock split will be the Effective Date of the Amendment. As soon as practicable after the Effective Date of the Amendment, stockholders of record on the record date will receive certificates representing the additional shares of common stock issued to the stockholder as a result of the forward stock split. No scrip or fractional shares will be issued. Fractional shares will be rounded up to the nearest whole share. We will bear the costs of the issuance of the additional stock certificates.

Certain Federal Income Tax Consequences

         The forward stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the stockholder's holding period for the corresponding Old Shares owned prior to the forward stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder's original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the forward stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the forward stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the forward stock split.

No Dissenter's Rights

         Under Delaware law stockholders are not entitled to dissenter's rights of appraisal with respect to the Amendment.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                        ICEWEB, INC.

                                        By: /s/ John R. Signorello
                                            ----------------------
                                            John R. Signorello, Chairman and CEO

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                  ICEWEB, INC.
                            (A DELAWARE CORPORATION)

         Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of IceWEB, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

         RESOLVED: The Certificate of Incorporation of this Corporation is hereby amended by deleting Paragraph 4 in its entirety and replacing it with the following:

         (a) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Billion Ten Million (1,010,000,000) shares of which One Billion (1,000,000,000) shares shall be Common Stock, par value $0.00l per share and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         (b) At the effective time of this amendment, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to a ten (10) for one (1) forward split with all fractional shares rounded to the nearest whole share.

         (c) The effective time of this amendment shall be October 12, 2004.

         The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated August 11, 2004 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent dated August 11, 2004 of the holders of shares of the Corporation's voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of , 2004.

                                 ICEWEB, INC.

                                 By:
                                     -------------------------------------------
                                     John R. Signorello, Chief Executive Officer